Exhibit 99.1

Steve Delahunt Investor Relations steve.delahunt@cabotcorp.com (617) 342-6255

Cabot Corporation Highlights Growth Strategy and 3-Year Financial Targets at Investor Day

BOSTON – Dec. 2, 2021 – Cabot Corporation (NYSE: CBT) will host its 2021 Investor Day today in Boston, MA. Sean Keohane, President and Chief Executive Officer, and other members of the executive team, will provide an in-depth review of the Company’s updated growth strategy and financial targets. The live event will begin at 9:30 AM EST and will be webcasted.

Creating for Tomorrow Strategy

Cabot’s new strategy, Creating for Tomorrow, is underpinned by its purpose to create materials that improve daily life and enable a more sustainable future. The Company plans to execute this strategy by leveraging strengths to lead in performance and sustainability. The strategy is focused on three key pillars.

•	Grow: Investing for advantaged growth

•	Innovate: Developing innovative products and processes that enable a better future

•	Optimize: Driving continuous improvement in everything we do

Execution of its ‘Creating for Tomorrow’ strategy is expected to drive significant shareholder value creation over time.

“Cabot is well-positioned for the next phase of growth and shareholder value creation as we execute our new ‘Creating for Tomorrow’ strategy. We will continue to drive our industry-leading businesses to achieve the next set of strategic objectives, which include growing our differentiated product lines, investing in higher margin applications and generating discretionary free cash flow in excess of $1 billion over the next three years. As we execute this strategy, we remain committed to maintaining an investment grade credit rating and returning capital to shareholders,” said Sean Keohane, President and Chief Executive Officer.

Key Themes for 2021 Investor Day

•	Building on our strong track record of delivering on our financial commitments

•	Announcing a new strategy to accelerate growth within a strong sustainability framework

•	Investing in higher growth vectors such as Battery Materials and Inkjet with new capacity to meet significant growth in customer demand

•	Elevating the performance of our industry leading businesses through commercial and operational excellence, innovation and bolt-on M&A

•	Expecting over $1 billion over the next three years in Discretionary Free Cash Flow to support strategic growth initiatives

•	Driving disciplined execution of advantaged growth investments

•	Maintaining strong balance sheet and investment grade credit rating

3-Year Financial Targets

The Company is introducing the following 3-year financial targets:

•	Adjusted EPS CAGR of 8-12%

•	Cumulative Discretionary Free Cash Flow (DFCF) of $1B

In addition, the Company is announcing its 3-year outlook for its business segments:

Reinforcement Materials

•	Volume CAGR of 2-3%

•	EBIT CAGR of 5-9%

Performance Chemicals

•	Volume CAGR of 9-11%

•	EBIT CAGR of 12-15%

To listen to the live webcast, please visit the Cabot Corporation 2021 Investor Day site at cabotcorpirday.gcs-web.com. A replay of the webcast will be available on the Company’s website cabotcorp.com/investors following the event.

About Cabot Corporation Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The company is a leading provider of rubber and specialty carbons, activated carbon, elastomer composites, inkjet colorants, masterbatches and conductive compounds, fumed silica and aerogel. For more information on Cabot, please visit the Company’s website at cabotcorp.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in the press release, particularly statements and information regarding future economic performance, financials, and expectations and objectives of management constitute forward-looking statements. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions or guarantees of future events or performance. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law. For a discussion of some of the important factors that could cause actual results to differ from those contained in the forward -looking statements, please consult the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K.

Non-GAAP Measures: This press release contains certain non-GAAP measures which are provided to assist in an understanding of Cabot’s business and its performance. These measures should always be considered in conjunction with the appropriate GAAP measures. Please consult the slides that accompany this press release for information about these measures.